Exhibit 99.1

NEWS RELEASE

Company contacts:

Keith Kitchen, VP of Finance
kkitchen@intellisync.com
408-321-7650

Patricia Menchaca
Director of Investor Relations
408-321-3843
pmenchaca@intellisync.com

INTELLISYNC CORPORATION ANNOUNCES SECOND QUARTER

FISCAL 2004 RESULTS

•    Revenue 72 Percent Higher Than Same Quarter Last Year

•     Sixth Consecutive Quarter Of Revenue Growth

•    Company Reports $.06 Per-share Loss, Posts $.01 Non-GAAP Profit

SAN JOSE, CA (02/24/04) – Intellisync Corporation (Nasdaq: SYNC), a leading provider of synchronization and mobilization software formerly known as Pumatech, today reported net revenue of $10,003,000 for the second quarter of fiscal 2004 that ended Jan. 31, 2004 – the Company’s sixth consecutive quarter of revenue growth. This compares to revenue of $8,016,000 reported last fiscal quarter and $5,821,000 reported in the second quarter of fiscal 2003, and represents year-over-year revenue growth of 72 percent and quarter-over-quarter revenue growth of 25 percent for the second fiscal quarter.

Reported loss in the second fiscal quarter of 2004 was $3,252,000 ($.06 per share), compared to a loss of $2,261,000 ($.05 per share) reported last fiscal quarter and a loss of $747,000 ($.02 per share) reported in the second fiscal quarter of 2003. The reported loss this quarter included an in-process research and development expense of $2,423,000 related to the Company’s purchase of all the issued and outstanding stock of Synchrologic, Inc., amortization of purchased technology and other intangible assets of $618,000, and facilities costs of $600,000.

Non-GAAP profit was $397,000 ($.01 per share) this quarter, compared to a loss of $231,000 ($.00 per share) last fiscal quarter and a loss of $433,000 ($.01 per share) in the second quarter of fiscal 2003. Both the reported loss and non-GAAP profit reflect approximately $600,000 of legal expenses related to the Company’s patent lawsuit against Extended Systems, Inc. (A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

The Company ended the quarter with cash and short-term investments of approximately $22.1 million.

“Our second fiscal quarter signaled the completed integration of our various acquisitions into the Company’s framework,” explained Woodson (Woody) Hobbs, president and CEO of Intellisync Corporation. “The integration of our most recent acquisition, Synchrologic, played a major role in by boosting our enterprise-based revenue in the second fiscal quarter. We believe that the Intellisync Mobile Suite enterprise server platform combined with our various other technologies, positions Intellisync as a leading provider of synchronization and mobile infrastructure solutions to the enterprise, consumer and carrier markets.”

“In our second fiscal quarter, we continued our trend of matching top-line growth with bottom-line improvement,” added Keith Kitchen, Intellisync Corporation’s vice president of finance and chief accounting officer. “We’ve now reported six consecutive quarters of revenue growth, and we were able to post a non-GAAP profit of one cent per share in Q2 – despite absorbing costs of approximately $600,000 related to our patent-infringement litigation against Extended Systems. With the trial date set for April, we look forward to a speedy resolution of this lawsuit, combined with a full quarter of enterprise server revenue resulting from our completed Synchrologic acquisition.”

INTELLISYNC CORPORATION SECOND-QUARTER HIGHLIGHTS

•	Completed the acquisition of Synchrologic, Inc., a developer of mobile infrastructure solutions designed to create competitive advantage by increasing mobile worker productivity while decreasing the total cost of ownership of mobile devices.

•	Announced availability of Synchrologic™ Mobile Suite 5.4 (now called Intellisync Mobile Suite), which utilizes patent-pending Push Mobile™ technology to deliver corporate information – email, PIM/corporate application data and files – to mobile workers via WiFi, WAN or LAN networks.

•	Unveiled Personal SyncNet™ Architecture, which will provide a framework for future products that will allow users to synchronize, access, share and manage digital information across a personal network of computers, consumer electronics and mobile devices.

•	Announced a joint development agreement through which ACCESS Co. Ltd. will license the Company’s Intellisync SyncML Server software (formerly TrueSync® Server) to synchronize ACCESS NetFront browser-based information appliances with PIM (personal information management) software, enterprise applications, Web-based services and more.

•	Shipped version 4.0 of the Intellisync SyncML Server – a SyncML-compliant solution that provides over-the-air synchronization of PIM data across applications, devices and networks.

•	Participated in the launch of PalmSource’s new Palm Powered MobileWorld program at COMDEX in Las Vegas, Nev. The MobileWorld program is designed to connect mobile operators, infrastructure providers and software developers in a wireless ecosystem that capitalizes on the growing smartphone market.

•	Shipped version 5.3 of its Intellisync® Handheld Edition and Handheld Edition for Enterprise software, which adds support for Pocket PC 2003 handhelds, Microsoft Outlook 2003 (Outlook 11), Lotus Notes 6.5 and additional features of Novell GroupWise 6.5.

•	Announced that Synchrologic Mobile Suite (now Intellisync Mobile Suite) and Intellisync software were presented with “best in class” Mobility Awards by MobileTrax, a leading source of information on the mobile computing and wireless data communications industry.

•	LAPTOP magazine awarded the Company’s Intellisync Phone Edition software four and a half out of five stars, making it an Editor’s Choice “Best Buy” winner.

•	Shipped its new Intellisync goAnywhere™ software, which allows users with Web-enabled devices – a laptop PC, mobile phone or personal digital assistant (PDA) – to remotely access Microsoft Outlook information and files that reside on their desktop computer.

INVESTOR CONFERENCE CALL

Intellisync will host a live teleconference call at 5:30 p.m. Eastern Time on Feb. 24, 2004 to discuss financial results and business highlights for the Company’s second fiscal quarter. During the call, Intellisync management will provide their perspectives regarding revenue and earnings forecasts, and will answer questions concerning business/financial developments and the Company’s recent name change to Intellisync Corporation.

To participate in the conference call, dial 1-877-407-8031 or 1-201-689-8031 (international) five to 10 minutes ahead of time (no passcode required). If you are unable to participate in the live call, an audio replay will be available starting at 7 p.m. Eastern Time for a 48-hour period or via the Internet at www.intellisync.com for a 12-month period. To access the audio replay, dial 1-877-660-6853 or 1-201-612-7415 (international), Account No. 1628, Conference ID No. 94448. Intellisync Corporation will provide information pertaining to its second quarter financial results, as well as the forward guidance discussed during the call, on the Web at www.intellisync.com/investors/Q204. This information will be available for viewing prior to the start of the conference call on Feb. 24, 2004.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (NASDAQ: SYNC), formerly known as Pumatech, Inc., provides organizations with a suite of software products and services that synchronizes and distributes information that is critical to employees, customers and partners. Intellisync Corporation’s customers and strategic partners include more than 200 original equipment manufacturers, such as AOL, IBM, Peoplesoft and RIM and approximately 1000 large enterprise accounts, including Domino’s Pizza, Merck, Pfizer and Proctor & Gamble. For more information on Intellisync Corporation’s products and services, please visit www.intellisync.com.

The forward-looking statements above in this news release are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, a slowdown in the rate of adoption of Intellisync Corporation’s technologies by licensing partners, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Intellisync’s recent acquisitions, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2003 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync, the Intellisync logo, Synchrologic, Push Mobile, SyncNet and goAnywhere are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. TrueSync is a registered trademark of Starfish Software, a wholly owned subsidiary of Intellisync Corporation. All other product and company names may be trademarks of their respective owners.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JANUARY 31,		SIX MONTHS ENDED JANUARY 31,
	2004	2003	2004	2003
Revenue
License	$7,555	$4,951	$12,824	$9,014
Services	2,448	870	5,195	1,817

Total revenue	10,003	5,821	18,019	10,831

Cost and operating expenses:
Cost of revenue	1,815	822	3,328	1,646
Amortization of purchased technology	400	146	553	295
Research and development	2,389	1,687	4,536	3,439
Sales and marketing	3,645	2,704	6,634	5,338
General and administrative	1,847	1,132	3,434	2,220
In-process research and development	2,423	—	2,892	—
Amortization of other intangible assets	218	—	324	—
Non-cash stock compensation	8	168	1,264	230
Facilities costs and other charges	600	—	676	—

Total cost and operating expenses	13,345	6,659	23,641	13,168

Operating loss	(3,342)	(838)	(5,622)	(2,337)
Other income, net	126	185	252	396

Loss before income taxes	(3,216)	(653)	(5,370)	(1,941)
Provision for income taxes	(36)	(94)	(143)	(182)

Net loss	$(3,252)	$(747)	$(5,513)	$(2,123)

Net loss per share:
Basic and diluted	$(0.06)	$(0.02)	$(0.11)	$(0.05)

Shares used in per share calculation:
Basic and diluted	54,475	45,764	51,480	45,573

Supplemental non-GAAP information (1):
Net loss	$(3,252)	$(747)	$(5,513)	$(2,123)
Amortization of purchased technology	400	146	553	295
In-process research and development	2,423	—	2,892	—
Amortization of other intangible assets	218	—	324	—
Non-cash stock compensation	8	168	1,264	230
Facilities costs and other charges	600	—	676	—

Non-GAAP net income (loss)	$397	$(433)	$196	$(1,598)

Non-GAAP net income (loss) per share:
Basic and diluted	$0.01	$(0.01)	$0.00	$(0.04)

Shares used in per share calculation:
Basic	54,475	45,764	51,480	45,573

Diluted	59,780	45,764	56,328	45,573

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	JANUARY 31, 2004	JULY 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$6,016	$7,842
Short-term investments	16,098	19,317
Accounts receivable, net	9,140	5,469
Inventories, net	208	113
Other current assets	1,139	882

Total current assets	32,601	33,623
Property and equipment, net	1,275	1,153
Goodwill, net	56,725	2,731
Other intangible assets, net	18,732	2,734
Restricted cash	296	296
Other assets	575	630

TOTAL ASSETS	$110,204	$41,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,022	$2,619
Accrued liabilities	5,353	3,816
Current portion of obligations under capital lease	52	—
Deferred revenue	3,233	2,015

Total current liabilities	10,660	8,450

Obligations under capital lease	161	—
Other liabilities	647	921

Total liabilities	11,468	9,371

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 and 80,000 shares authorized; 65,079 and 47,753 shares issued and outstanding at January 31, 2004 and July 31, 2003	65	48
Additional paid-in capital	225,836	153,986
Receivable from stockholders	—	(112)
Deferred stock compensation	(6)	(459)
Accumulated deficit	(127,174)	(121,661)
Other comprehensive income (loss)	15	(6)

Total stockholders’ equity	98,736	31,796

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,204	$41,167